UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2005

MIDWEST BANC HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE		36-3252484
(State or other jurisdiction of incorporation)	000-29598 (Commission file number)	(I.R.S. employer identification no.)

501 W. NORTH AVENUE MELROSE PARK, ILLINOIS		60160 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 865-1053

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a registrant.

On April 25, 2005, Midwest Banc Holdings, Inc. (“Midwest”) extended the maturity date on its revolving line of credit ($25,000,000) until April 30, 2006. Interest payments are due quarterly at the 90-day LIBOR rate plus 150 basis points or prime rate; the loan is secured by the common stock of Midwest’s subsidiary banks. The revolving line of credit includes the following covenants: (1) the subsidiary banks must not have nonperforming assets in excess of 25% of Tier I capital plus the allowance for loan losses; and (2) Midwest and each subsidiary bank must be considered well capitalized. Midwest was in compliance with both of these debt covenants as of April 28, 2005.

Item 7.01. Regulation FD Disclosure

Midwest anticipates releasing its first quarter 2005 earnings on or before May 10, 2005 following the completion of the quarterly review by their new independent accountants, PricewaterhouseCoopers LLP (“PwC”). PwC was appointed by the Audit Committee on April 19, 2005.

Item 9.01 Exhibits

Exhibit 10.1 Loan Extension Documents

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS INC.

	By:	/s/ Daniel R. Kadolph

Daniel R. Kadolph Senior Vice President and Chief Financial Officer
Date: April 28, 2005

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